UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2018

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed under Item 5.07 of this Current Report on Form 8-K, on September 26, 2018, at the 2018 Annual Meeting of Stockholders of Korn/Ferry International (the “Company”), the Company’s stockholders approved the Company’s proposal to amend the Restated Certificate of Incorporation (the “Certificate”) to allow holders of 25% of outstanding shares to call special stockholder meetings. The amendments to the Certificate became effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware on October 1, 2018.

In addition, as disclosed in the 2018 Proxy Statement, if the Certificate amendments were approved by the Company’s stockholders, the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”) would be amended to specify the procedures for stockholder-called special meetings. The Board of Directors approved the Bylaw amendments, which became effective upon the filing of the Certificate of Amendment on October 1, 2018, and the Bylaws were restated as the Sixth Amended and Restated Bylaws to reflect the amendments.

The foregoing description of the amendments to the Certificate and Bylaws is qualified by reference to the full text of the Certificate of Amendment and the Bylaws, copies of which are filed herewith as Exhibits 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference. The Board of Directors also approved a Restated Certificate of Incorporation (the “Restated Certificate”), that restated and integrated, but did not further amend, the Certificate (as amended through the filing of the Certificate of Amendment described above). On October 1, 2018, the Company filed the Restated Certificate with the Secretary of State of the State of Delaware and it was effective on filing. The foregoing description of the Restated Certificate is qualified in its entirety by reference to the text of the Restated Certificate, which is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders, stockholders of the Company (i) elected the eight nominees named in the Proxy Statement to serve as directors until the Company’s 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, (ii) approved a non-binding advisory resolution approving the Company’s executive compensation, (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year, (iv) approved the Company’s proposal to amend the Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings and (v) did not approve a stockholder’s proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each such matter.

(1)	Election of the eight nominees named in the Proxy Statement to serve on the Board of Directors until the 2019 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Doyle N. Beneby	49,672,829	758,985	46,052	2,880,308
Gary D. Burnison	50,370,066	59,834	47,966	2,880,308
William R. Floyd	49,637,124	795,119	45,623	2,880,308

Christina A. Gold	49,672,409	759,712	45,745	2,880,308
Jerry P. Leamon	49,558,122	873,128	46,616	2,880,308
Angel R. Martinez	50,337,885	93,951	46,030	2,880,308
Debra J. Perry	49,709,757	722,845	45,264	2,880,308
George T. Shaheen	49,691,373	741,374	45,119	2,880,308

(2)	Non-binding advisory resolution to approve the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
41,138,490	9,276,125	63,251	N/A

(3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year.

For	Against	Abstain	Broker Non-Votes
51,856,837	1,495,280	6,057	N/A

(4)	Approval of Amendments to the Company’s Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings.

For	Against	Abstain	Broker Non-Votes
45,202,612	1,059,154	4,216,100	N/A

(5)	Stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings.

For	Against	Abstain	Broker Non-Votes
21,835,317	28,619,079	23,470	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company dated October 1, 2018.

Exhibit 3.2	Sixth Amended and Restated Bylaws of the Company dated October 1, 2018.

Exhibit 3.3	Restated Certificate of Incorporation of the Company dated October 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)
Date: October 2, 2018
/s/Jonathan Kuai
(Signature)
	Name:	Jonathan Kuai
	Title:	General Counsel and Corporate Secretary